Exhibit 99.1

OptimizeRx Strengthens Executive Leadership with
Appointment of Chief Commercial Officer

Stephen Silvestro Brings more than 20 Years’ Experience in Direct Operations, Sales, and
Partner Network Growth, to Lead Revenue Activities and Strengthen the Go-to-Market

ROCHESTER, Mich., (April 29, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading platform for digital health messaging in the pharmaceutical industry, has appointed Stephen Silvestro to the new position of chief commercial officer. Silvestro will be responsible for driving OptimizeRx’s platform revenue growth including enterprise level direct-to-patient and direct-to-provider product adoption to improve patient outcomes.

“We are thrilled to welcome Steve to the team, as he brings important experience, depth of knowledge and a shared determination to provide affordability and adherence solutions that link the health care and life sciences industries,” said Will Febbo, CEO at OptimizeRx. “During his tenure at Decision Resources Group, he was an instrumental leader in the growth of the company from $30 million to $180 million in revenue. His customer-first philosophy is greatly aligned to our values at OptimizeRx.

“We are confident in the market appetite for our solutions. We believe Steve will drive incredible growth with our core clients and take the company to the next level in terms of reach, revenue and earnings.”

OptimizeRx is the largest point-of -care network in the U.S. reaching over half the ambulatory market. Through their digital health platform, pharma companies have critical access to doctors and their patients to provide medication information and savings. The acquisition of CareSpeak and announcement of expansion into health and hospital systems reflect technology capabilities to deliver savings and adherence messages throughout the entire care continuum.

Silvestro commented: “It’s an exciting time to join the OptimizeRx team. We see a sustained growth opportunity for the business driven by strong industry momentum to improve connections between pharma, healthcare providers and patients. There is ample room to grow with more than $1 billion of total addressable market. This opportunity is amplified by the more than $528 billion non-adherence impact which simply isn’t acceptable.

“I’m passionate about improving outcomes for patients, and OptimizeRx provides a unique vehicle to help. I’m excited to help lead the organization through its next phase of growth and to bring some of the best practices and strong commercial discipline from my years of building and leading best in class commercial organizations.”

Silvestro previously served as vice president and general manager at CCH Tagetik, a division of Wolters Kluwer. Prior pharma leadership experience includes executive positions with Prognos, Decision Resources Group and D.M.S. Silvestro has extensive channel expertise in biopharma commercialization, global market access, market research, analytics, enterprise SaaS solutions and strategy.

Silvestro received a master’s degree in Business Management from Harvard University. He also holds undergraduate degrees from Brigham Young University in both Business and Italian. He is fluent in English, Italian, Spanish and conversational in French. He will be based in Boston, Massachusetts.

For more information on OptimizeRx, visit OptimizeRx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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